Exhibit 99.2

VIRAGE Phase 2b Clinical Trial of VCN - 01 in Pancreatic Cancer 07 May 2025

2 FORWARD LOOKING STATEMENTS This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 . In some cases forward - looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates ,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, and include statements regarding oncolytic viruses (OVs) being promising cancer therapeutics; the multiple potential value opportunities for VCN - 01; the regulatory status expected to facilitate VCN - 01 development; potential access to a priority review voucher; the therapeutic potential of VCN - 01 and other Theriva OVs; the ability of VCN - 01 and other Theriva OVs to overcome key OV challenges ; the potential of VCN - 01 to enable immuno - oncology therapies in refractory tumors; the clinical advancement of VCN - 01 and other Theriva OVs in div erse cancer indications (including pancreatic ductal adenocarcinoma, head and neck cancer, ovarian cancer, colorectal cancer, and retinob las toma) and the projected milestones . Important factors that could cause actual results to differ materially from current expectations include, among others, the Co mpany’s ability to enroll patients as planned and reach clinical trial milestones when anticipated ; the Company’s ability to complete clinical trials on time and achieve the desired results and benefits ; the Company’s product candidates demonstrating safety and effectiveness, including positive clinical data that demonstrates VCN - 01 may lead to improved clinical outcomes for patients; the Company’s ability to obtain regulatory approval for commercializ ation of product candidates or to comply with ongoing regulatory requirements; regulatory limitations relating to the Company’s ability to pro mot e or commercialize their product candidates for the specific indications; acceptance of product candidates in the marketplace and the successful devel opm ent, marketing or sale of the Company’s products; developments by competitors that render such products obsolete or non - competitive; the Company’s ability to maintain license agreements; the continued maintenance and growth of the Company’s patent estate; the ability to continue to remain well finan ced ; and other factors described in the Company’s Annual Report on Form 10 - K for the year ended December 31, 2024 and its other filings with the SEC, i ncluding subsequent periodic reports on Forms 10 - Q and current reports on Form 8 - K. The information in this release is provided only as of the date of this release, and Theriva Biologics undertakes no obligation to update any forward - looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

VIRAGE PHASE 2 DATA UPDATE – AGENDA AND SPEAKERS

Introduction to Theriva and VCN-01

Steven Shallcross - CEO, CFO, Theriva Biologics, Inc.

Pancreatic cancer **treatment landscape**

Manuel Hidalgo Medina, MD, PhD – Chief of Hematology and Medical Oncology, Weill Cornell Medicine/New York-Presbyterian Hospital

Mike Pishvaian, MD, PhD - Associate Professor of Oncology and Director of Gastrointestinal, Developmental Therapeutics and Clinical Research Programs, Johns Hopkins Kimmel Cancer Center

VIRAGE Phase 2b **clinical data review**

Manel Cascallo, PhD – General Director, Theriva Biologics S.L.

Questions and answers

All speakers



Manuel Hidalgo



Steven Shallcross



Mike Pishvaian



Manel Cascallo

Theriva BIOLOGICS

3

4 Theriva Biologics develops unique oncolytic virus therapeutics targeting solid tumors VCN - 01 (zabilugene almadenorepvec)

OVERVIEW

VCN-01 Completed Phase 2b clinical trial in first-line metastatic pancreatic cancer in combination with SoC chemotherapy

VCN-01 Phase 1 clinical trials support multiple additional indications (CRC, HNSCC, Rb) and combinations (ICI & CAR-T cells)

VCN-X innovative oncolytic virus discovery engine enabling development of a distinct product pipeline

Financial Snapshot	
Exchange	NYSE American
Ticker	TOVX
Cash (12/31/2024)	$11.6M
Projected cash runway	Q3 2025
Average Daily Volume (3M)	55.8k[1]
Locations	Rockville, MD / Barcelona, Spain

Theriva BIOLOGICS

CRC colorectal cancer. HNSCC head and neck squamous cell carcinoma. Rb retinoblastoma. SoC standard of care. ICI Immune checkpoint inhibitors. [1]At 28Apr2025 Yahoo! Finance

5

THERIVA PIPELINE

Candidate	Target	Pre-IND	Phase 1	Phase 2	Phase 3	Sites	Status*
VCN-01 Selective, Stroma Degrading OV	Pancreatic Cancer (IV) with gemcitabine/nab-paclitaxel					Multicenter Spain, USA	**Phase 2b enrollment complete** Orphan Drug Designation US, EU Fast Track Designation US
	Retinoblastoma (IVit)					Sant Joan de Déu	**Phase 1 Complete, CSR in preparation** Orphan Drug Designation US, EU Rare Pediatric Disease Designation US
	HNSCC (IV) + durvalumab					ICO Institut Català d'Oncologia	**Phase 1 Complete, CSR in preparation**
	Brain tumors (IV)					LEEDS	**Phase 1 Study On-going**
VCN-X and Albumin Shield OVs	Solid tumors (IV)					ICO; IDIBELL	**Preclinical Studies On-going**
SYN-004[1] Oral β-lactamase	**Prevention of aGVHD in allo-HCT**					Washington University in St. Louis	**Phase 1b/2a On-going**
SYN-020[2] Oral IAP	**Potential indications include NAFLD/NASH, celiac, radiation enteritis**						**Phase 1 Studies Complete**

Theriva BIOLOGICS

*Based on Management's current beliefs and expectations. aGVHD acute graft-vs-host disease; allo-HCT allogeneic hematopoietic cell transplant. CSR clinical study report. HNSCC head and neck squamous cell carcinoma. IV intravenous. IVit intravitreal. [1]Final Phase 1b/2a study cohort contingent on grant funding or partnership. [2]Seeking partnership or out-licensing for further development.

6

VCN-01 IS A UNIQUELY ENGINEERED HUMAN ADENOVIRUS 5

High dose, highly replicating virus designed to destroys cancer cells

Systemic

VCN-01 targets both **primary** and **metastatic** lesions

Selective

Virus replicates only in **tumor** cells
Liver detargeted

Stroma Degrading

Replicating virus expresses **PH20** hyaluronidase
Exposes solid tumors to the immune system and co-administered therapies



-- RGDK
E2F binding +++ → E1a-Δ24 → MLP → PH20

Theriva BIOLOGICS

Replication enhanced by significantly increased E2F binding. E1a-δ24 gene deletion means replication only in cells with a defective Rb-E2F pathway. Fiber shaft RGDK modification. PH20 soluble human testicular hyaluronidase enzyme expression is under control of the virus major late promoter (MLP).

7

8 VCN - 01 IS A UNIQUELY ENGINEERED HUMAN ADENOVIRUS 5 Cancer Associated Fibroblast Stroma Tumor Surrounded by STROMA VCN - 01 1 SYSTEMIC delivers VCN - 01 to the primary tumor and metastases and detargets the liver SELECTIVE replication at very high levels lyses tumor cells directly without harming healthy tissues 2

9 VCN - 01 DESIGNED TO HAVE MULTIPLE ANTI - TUMOR ACTIONS PH20 PH20 PH20 PH20 PH20 PH20 PH20 PH20 Neoantigen Cancer Associated Fibroblast Stroma STROMA degradation by PH20 facilitates solid tumor access and destruction by coadministered cancer therapies 3 4 IMMUNOGENIC actions of VCN - 01 turn “cold” tumors “hot” and elicit an anti - tumor immune response VCN - 01 nab - paclitaxel gemcitabine T - Cells Tumor Stroma Degraded

VCN-01 EXTENSIVE CLINICAL PROGRAM

142 patients treated with VCN-01 to date in multiple indications and combinations



Lead Indication for Phase 3
PANCREATIC - IV
+ Gemcitabine / Abraxane®
Phase 1 (26) and Phase 2b (53)*
Rb – IVit alone (9)
COLORECTAL – IV Alone (15)
BRAIN TUMORS – IV (1)*
UNIVERSITY OF LEEDS
HEAD & NECK – IV alone (1)
HEAD & NECK – IV + Durvalumab (20)
ICO Institut Català d'Oncologia
PANCREATIC - IT + Gemcitabine / Abraxane® (8)
PANCREATIC, OVARIAN - IV + huCART-meso cells (9)*

(Number of VCN-01 Patients Treated in Parentheses)

Theriva BIOLOGICS

*On-going study. Abraxane® - nab-paclitaxel. Durvalumab (IMFINZI®, AstraZeneca) is an anti-PD-L1 mAb immune checkpoint inhibitor. huCART-meso are autologous T cells engineered to express an extracellular single chain variable fragment (scFv) with mesothelin specificity. IT - intratumoral. IV - intravenous. IVit - intravitreal. Rb - retinoblastoma. See Appendix for study registry numbers and publications.

10

PANCREATIC CANCER TREATMENT LANDSCAP E

PANCREATIC CANCER CURRENT TREATMENTS

Status	Resectable	Borderline Resectable	Locally Advanced (unresectable)	Metastatic / Recurrent (unresectable)
Staging[1]	Stage I (5%)	Stage II (28%)	Stage III (11%)	Stage IV (56%)
First-Line Treatments	Radiotherapy if increases resection margins[2]			
	Neoadjuvant[3]	(m)FOLFIRINOX, NALIRIFOX (ECOG 0-1) Gemcitabine + nab-Paclitaxel (ECOG 0-2) Single agent gemcitabine, capecitabine, 5-FU (ECOG 3-4)		

Progression or Recurrence after 1st Line

Gemcitabine + nab-Paclitaxel	FOLFIRINOX
5-FU + leucovorin + liposomal irinotecan	
Gemcitabine±erlotinib, single agent capecitabine or 5-FU; ±CPI	

Additional treatments are available for small subsets of patients with gene mutations such as gBRCAm , NRG1 fusion

Theriva BIOLOGICS

[1]Bengtsson (2020) *Sci Rep* **10**:16425. [2]Used in <20% of PDAC cases. [3]Identical to first-line chemotherapy. CPI checkpoint inhibitor for cancers with microsatellite instability or deficient mismatch repair. ECOG Eastern Cooperative Oncology Group Performance Status. (m)FOLFIRINOX (modified) leucovorin+5-FU+irinotecan+oxaliplatin. nab-Paclitaxel nanoparticle albumin-bound paclitaxel. NALIRIFOX leucovorin+ 5-FU+liposomal irinotecan+oxaliplatin. Adapted from Tempero (2021) *J Natl Compr Canc Netw* **19**:439.

12

VCN - 01 IN METASTATIC PANCREATIC CANCER

14 VCN - 01 LEAD INDICATION PANCREATIC CANCER Highly fatal cancer protected by dense tumor stroma • Orphan disease, highest mortality of all solid tum ors • Median survival 8 - 11 months for metastatic disease 1,2 • USA est. 6 6,440 new cases and 51,750 deaths in 2024 3 • Hyaluronic acid in stroma is associated with reduced treatment efficacy and poor prognosis 4 • VCN - 01 designed to degrade hyaluronic acid • Incidence is growing worldwide • Est. treatment market ~$2.9B (2024) ~$6.0B (2030) 5 ¹ Michael (2019) BMC Palliat Care 18:13, Bengtsson (2020) Sci Rep 10:16425, Carioli (2021) Ann Oncol 32:478, ASCO Pancreatic Cancer Statistics . ² SEER Cancer Stat Facts: Pancreatic Cancer website . ³ American Cancer Society. Cancer Facts & Figures 2024. Atlanta: American Cancer Society; 2024. ⁴ Tahkola (2021) Sci Rep 11:12216, Placencio - Hickok (2022) Pancreatology 22:92. ⁵Grand View Research website . Pancreatic adenocarcinoma resected from the pancreas body and tail

PREFERRED VCN-01 DOSING REGIMEN ESTABLISHED IN PHASE 1

Dose escalation in patients with metastatic pancreatic cancer



SEQUENTIAL
VCN-01
(1x10^13 vp)[1]
nab-Paclitaxel[2]
Gemcitabine[3]
Repeat SoC chemotherapy
28-day cycles starting Day 36
Cycle 1 Day
1
8
15
22
29
36

Encouraging clinical profile

Primary AEs fever, flu-like illness, reversible increase in liver enzymes

Survival and response rates better than published results for gemcitabine/nab-paclitaxel SoC

Clinical evidence of proposed MOA

VCN-01 viral genomes and increased immune markers detected in tumor biopsies

VCN-01 tumor penetration and replication indicated by persistent systemic PH20

Theriva BIOLOGICS

[1]Single dose of VCN-01 administered by 10 min IV infusion. [2]nab-Paclitaxel (Abraxane®; 30 min infusion) administered at least 4 hours after VCN-01. [3]Gemcitabine (30 min infusion) administered immediately after Abraxane® infusion. Garcia-Carbonero (2022) J Immunother Cancer 10:e003255. [NCT02045602] SoC standard of care.

15

16 V IR AGE PANCREATIC CANCER PHASE 2B CLINICAL TRIAL Multicenter, open - label, randomized, controlled trial (NCT05673811) • Patients with newly - diagnosed metastatic pancreatic ductal adenocarcinoma ( first line ) • Direct comparison of up to two doses of VCN - 01 with gemcitabine/nab - paclitaxel standard of care (SoC) chemotherapy to SoC chemotherapy alone (randomized 1:1) • Primary endpoints overall survival , VCN - 01 AE profile and tolerability • Secondary endpoints include progression free survival , duration of response Study designed with 80% power to detect a hazard ratio (HR) of 0.65 for OS with a 1 - sided alpha of 0.05 (2 - sided alpha 0.1). P - values are for 2 - sided statistical analysis using the log rank test .

17 V IR AGE ENROLLMENT Total USA Spain Parameter 17 7 10 Sites Open 171 40 131 Screened 59 (35%) 17 (43%) 42 (32%) Screen Failure 112 23 89 Randomized 55 11 44 SoC 57 12 45 VCN - 01 + SoC Treated* 48 7 41 SoC 48 9 39 VCN - 01 + SoC Standard of care (SoC) is gemcitabine / nab - paclitaxel chemotherapy in repeated 28 - day cycles *Patients received at least one dose of SoC in each arm and comprise the Full Analysis Set Five (5) additional patients received one dose of VCN - 01 but no doses of SoC and are included in the Safety P opulation

18 V IR AGE BASELINE DEMOGRAPHICS Patients who received at least one dose of SoC in each Arm (FAS) Full analysis set (FAS) for ARM I includes patients who received at least one dose of gemcitabine/nab paclitaxel SoC chemotherapy; FAS for ARM II includes patients who received VCN - 01 followed 1 week later by at least one dose of gemcitabine/nab paclitaxel SoC chemotherapy. 70.8% of patients in the VCN - 01+SoC arm received 2 doses of VCN - 01. Combined (n=96) VCN - 01 + SoC (n=48) SoC (n=48) Statistics 96 48 48 n Age (years) 67.8 (8.75) 66.0 (8.97) 69.5 (8.25) Mean (SD) 67.5 66.0 68.5 Median Gender 45 (46.9) 23 (47.9) 22 (45.8) n (%) Male 51 (53.1) 25 (52.1) 26 (54.2) n (%) Female ECOG at randomization 36 (37.5) 19 (39.6) 17 (35.4) n (%) 0 60 (62.5) 29 (60.4) 31 (64.6) n (%) 1 Body Mass Index (kg/m 2 ) 24.76 (3.992) 23.84 (3.502) 25.69 (4.265) Mean (SD) 24.05 23.70 25.65 Median

VIRAGE TREATMENT EMERGENT ADVERSE EVENTS

VCN-01 related events occurring in ≥5% of patients

Preferred Term – No. Patients (%)[a,b]	All Grades		Grade 3-4	
	First Dose (n=53)	Second Dose (n=36)	First Dose (n=53)	Second Dose (n=36)
Pyrexia	31 (58.5%)	19 (52.7%)	1 (1.9%)	-
Nausea	16 (30.2%)	6 (16.6%)	-	-
Asthenia	15 (28.3%)	4 (11.1%)	1 (1.9%)	1 (2.8%)
Vomiting	14 (26.4%)	9 (25.0%)	-	-
Aspartate aminotransferase increased	10 (18.9%)	1 (2.7%)	5 (9.4%)	-
Alanine aminotransferase increased	9 (16.9%)	1 (2.7%)	4 (7.5%)	-
Influenza like illness	9 (16.9%)	1 (2.7%)	7 (13.2%)	-
Transaminases increased	8 (15.1%)	2 (5.5%)	4 (7.5%)	-
Platelet count decreased/Thrombocytopenia	7 (13.2%)	1 (2.7%)	1 (1.9%)	-
Decreased appetite	7 (13.2%)	1 (2.7%)	-	-
Diarrhea	7 (13.2%)	3 (5.5%)	-	-
Fatigue	5 (9.4%)	-	-	-
Chills	5 (9.4%)	7 (19.4%)	-	-
Lymphocyte count decreased	4 (7.5%)	1 (2.7%)	3 (5.7%)	-
Gamma-glutamyl transferase increased	4 (5.7%)	-	3 (5.7%)	-
Anemia	3 (5.7%)	-	1 (1.9%)	-
Cytokine release syndrome	3 (5.7%)	2 (5.5%)	-	-

Additional Grade 3/4 AEs occurring <5%

Treatment-induced liver injury 2 (3.8%)
Neutrophil count decreased 1 (1.9%)
Lipase increased 1 (1.9%)
Alkaline phosphatase increased 1 (1.9%)
Neutropenia 1 (1.9%)
Hypotension 1 (1.9%)

[a]Number of patients and [b]percentage of patients dosed presenting the treatment related adverse event (TEAE).
Note: events with a temporal continuity are accounted as only one with the highest grade

Theriva BIOLOGICS

19

20 • VIRAGE clinical data was reviewed on two occasions by an independent Data Monitoring Committee (DMC) who noted the following: • Intravenous VCN - 01 was well tolerated in patients treated in this study • The most common VCN - 01 related AEs (pyrexia, flu - like illness, vomiting, nausea, and elevated transaminases) were transient and reversible. • AEs were observed to be less frequent and of reduced CTCAE grade after the second VCN - 01 dose compared to the first VCN - 01 dose • The overall type and number of AEs in the VCN - 01+SoC treatment group was as expected for the pancreatic cancer population, the duration of treatment, and the administration of an oncolytic virus V IR AGE SAFETY REVIEW BY INDEPENDENT DMC

21 INCREASED PROGRESSION - FREE SURVIVAL IN VCN - 01+SOC ARM Adj HR (95% CI) Median (95% CI) Events / Total Treatment Arm Ref. 4.6 (3.5 - 6.5) 41 / 48 SoC 0.55 (0.34 - 0.88) 7.0 (4.8 - 11.2) 33 / 48 VCN - 01 + SoC Logrank P - value: 0.0105 + Censor Based on CT scan evaluation by sites. Data are for the Full Analysis Set (FAS) which comprises patients who received at least 1 dose of gemcitabine/nab - paclitaxel (SoC) chemotherapy in each arm. 70.8% of patients in the VCN - 01+SoC arm received 2 doses of VCN - 01. SoC VCN - 01 + SoC

22 INCREASED OVERALL SURVIVAL IN VCN - 01+SOC ARM Data are for the Full Analysis Set (FAS) which comprises patients who received at least 1 dose of gemcitabine/nab - paclitaxel (SoC) chemotherapy in each arm. 70.8% of patients in the VCN - 01+SoC arm received 2 doses of VCN - 01. SoC VCN - 01 + SoC Adj HR (95% CI) Median (95% CI) Events / Total Treatment Arm Ref. 8.6 (6.9 - 11.6) 35 / 48 SoC 0.57 (0.34 - 0.96) 10.8 (7.4 - 15.8) 27 / 48 VCN - 01 + SoC Logrank P - value: 0.0546 + Censor

23 DURATION OF RESPONSE DOUBLED IN VCN - 01+SOC ARM Based on CT scan evaluation by sites. Data are for the Full Analysis Set (FAS) which comprises patients who received at least 1 dose of gemcitabine/nab - paclitaxel (SoC) chemotherapy in each arm. SoC VCN - 01 + SoC Adj HR (95% CI) Median (95% CI) Events / Total Treatment Arm Ref. 5.4 (2.0 - 6.8) 11 / 15 SoC 0.22 (0.08 - 0.62) 11.2 (7.4 - NE) 7 / 19 VCN - 01 + SoC Logrank P - value: 0.0035 + Censor

24 V IR AGE ANALYSIS OF PTS RECEVING TWO VCN - 01 DOSES Evaluate the impact of the second VCN - 01 dose • Measure OS and PFS in patients who initiate the 4 th treatment cycle • ARM I: Cycle 4 of gemcitabine/nab - paclitaxel SoC • ARM II: Second dose of VCN - 01 followed by Cycle 4 of gemcitabine/nab - paclitaxel SoC OS overall survival. PFS progression free survival VCN - 01 2 Doses Analysis

25 V IR AGE DEMOGRAPHICS PTS RECEIVING TWO VCN - 01 DOSES Comparison of patients who started the 4 th treatment cycle Analysis compares patients in ARM II who received a second dose of VCN - 01 followed 1 - week later by the 4 th treatment cycle of gemcitabine/nab - paclitaxel SoC to patients in ARM I who started the 4 th treatment cycle of gemcitabine/nab - paclitaxel SoC. Combined VCN - 01 + SoC SoC Statistics 63 (65.6) 34 (70.8) 29 (60.4) n (%) No. Patients (% of cohort) 66.9 (9.09) 65.8 (9.71) 68.1 (8.31) Mean (SD) Age (years) 66.0 66.0 66.0 Median Gender 30 (47.6) 17 (50.0) 13 (44.8) n (%) Male 33 (52.4) 17 (50.0) 16 (55.2) n (%) Female ECOG at randomization 29 (46.0) 15 (44.1) 14 (48.3) n (%) 0 34 (54.0) 19 (55.9) 15 (51.7) n (%) 1 Body Mass Index (kg/m 2 ) 24.31 (3.547) 23.78 (3.707) 24.94 (3.304) Mean (SD) 23.70 23.65 25.60 Median

26 IMPROVED PFS IN PTS RECEIVING TWO VCN - 01 DOSES PFS progression free survival. Based on CT scan evaluation by sites. Analysis compares patients in ARM II who received a second dose of VCN - 01 followed 1 - week later by the 4 th treatment cycle of gemcitabine/nab - paclitaxel SoC to patients in ARM I who started the 4 th treatment cycle of gemcitabine/nab - paclitaxel SoC. SoC VCN - 01 2 doses + SoC Adj HR (95% CI) Median (95% CI) Events / Total Treatment Arm Ref. 7.4 (5.7 - 8.4) 22 / 29 SoC 0.48 (0.25 - 0.91) 11.2 (7.3 - 16.6) 19 / 34 VCN - 01 x 2 + SoC Logrank P - value: 0.0173 + Censor

27 IMPROVED OS IN PTS RECEIVING TWO VCN - 01 DOSES OS overall survival. Analysis compares patients in ARM II who received a second dose of VCN - 01 followed 1 - week later by the 4 th treatment cycle of gemcitabine/nab - paclitaxel SoC to patients in ARM I who started the 4 th treatment cycle of gemcitabine/nab - paclitaxel SoC. SoC VCN - 01 2 doses + SoC Adj HR (95% CI) Median (95% CI) Events / Total Treatment Arm Ref. 11.6 (8.6 - 12.8) 19 / 29 SoC 0.44 (0.21 - 0.92) 14.8 (10.6 - NE) 15 / 34 VCN - 01 x 2 + SoC Logrank P - value: 0.0460 + Censor

VIRAGE RESULTS SUPPORT VCN-01 PHASE 3 TRIAL IN PDAC

- Enrolled a "real world" population of older and more fragile patients
- Acceptable AE profile consistent with prior VCN-01 clinical trials
- Increased OS, PFS, and DoR in VCN-01 plus gemcitabine/nab-paclitaxel SoC treatment group compared to SoC alone
  - Hazard ratios for OS (0.57), PFS (0.55), and DoR (0.22) compare favorably to values reported for Phase 3 trial comparing NALIRIFOX with gemcitabine/nab-paclitaxel (0.83, 0.69, and 0.67 respectively)[1]
  - Second VCN-01 dose appears to confer additional survival benefit
- Regulatory advice received (FDA, EMA) on potential pivotal trial design
  - Orphan Drug Designation (FDA, EMA) and Fast Track Designation (FDA)

Theriva BIOLOGICS

DoR duration of response. OS overall survival. PFS progression free survival. NALIRIFOX leucovorin+ 5-FU+liposomal irinotecan+oxaliplatin. [1]Wainberg (2023) Lancet 402:1272; median age 65 years, ECOG 1 57% in NALIRIFOX group.

28

29 QUESTIONS AND ANSWERS Steven Shallcross CEO, CFO, Theriva Biologics, Inc. Manuel Hidalgo Medina, MD, PhD Chief of Hematology and Medical Oncology, Weill Cornell Medicine/New York - Presbyterian Hospital Mike Pishvaian , MD, PhD Associate Professor of Oncology and Director of Gastrointestinal, Developmental Therapeutics and Clinical Research Programs, Johns Hopkins Kimmel Cancer Center Manel Cascallo, PhD General Director, Theriva Biologics S.L.

APPENDIX

31 Bayo - Puxan N et al. (2006) Role of the putative heparan sulfate glycosaminoglycan - binding site of the adenovirus type 5 fiber sh aft on liver detargeting and knob - mediated retargeting. J Gen Virol 87:2487 – 2495 Bazan - Peregrino M et al. (2021) VCN - 01 disrupts pancreatic cancer stroma and exerts antitumor effects. J ImmunoTher Cancer 9:e00 3254. Garcia - Carbonero R et al. (2019) Poster 5185: Systemic administration of the hyaluronidase - expressing oncolytic adenovirus VCN - 01 in patients with advanced or metastatic pancreatic cancer: first - in - human clinical trial. European Society for Molecular Oncology conference ESMO, 29 Septemb er 2019. Garcia - Carbonero R et al. (2022) A phase I, multicenter, open - label study of intravenous VCN - 01 oncolytic adenovirus with or without nab - paclitaxel plus gemcita bine in patients with advanced solid tumors J ImmunoTher Cancer 10:e003255 Garcia - Carbonero R et al. (2024) VIRAGE: A phase IIb, open - label, randomized study of nab - paclitaxel and gemcitabine plus/minus VCN - 01 in patients with metastatic pancreatic cancer. J Clin Oncol 42S:TPS4210. Guedan S et al. (2010) Hyaluronidase expression by an oncolytic adenovirus enhances its intratumoral spread and suppresses tumor gro wt h. Mol Ther 18:1275 – 1283 Hidalgo M et al. (2019) Poster 5465: Proof of concept clinical study by EUS - guided intratumor injection of VCN - 01, an oncolytic adenovirus expressing hyaluronidase i n patients with pancreatic cancer. European Society for Molecular Oncology conference ESMO, 28 September 2019. Jove M et al. (2022) Poster 1231P: Phase I study to evaluate the safety, tolerability, and efficacy of VCN - 01 in combination wit h durvalumab (MEDI4736) in subjects with recurrent/metastatic squamous cell carcinoma of the head and neck (R/M HNSCC) Ann Oncol. 33:S1112. European Society for Mol ecular Oncology conference ESMO 2022, 10 September 2022 Kiyokawa M et al. (2021) Modification of extracellular matrix enhances oncolytic adenovirus Immunotherapy in glioblastoma . Clin Cancer Res 27:889 - 902 Martínez - Vélez N et al. (2019) The oncolytic adenovirus VCN - 01 as therapeutic approach against pediatric osteosarcoma. Clin Canc er Res 22:2217 - 25 Mato - Berciano A et al. (2021) Oncolytic adenovirus with hyaluronidase activity that evades neutralizing antibodies: VCN - 11. J C ontrol Rel 332:517 - 528 Pascual Pasto G et al. (2019) Therapeutic targeting of the RB1 pathway in retinoblastoma with the oncolytic adenovirus VCN - 01. S ci Transl Med 11:eaat9321 Pascual - Pasto G et al. (2021) Presentation: VCN - 01 is an encouraging therapy against retinoblastoma. International Oncolytic Virus Conference IOVC2021, 07 November 2021, Sedona, AZ. Rodríguez - García A et al. (2015) Safety and efficacy of VCN - 01, an oncolytic adenovirus combining fiber HSG - binding domain repla cement with RGD and hyaluronidase expression. Clin Cancer Res 21:1406 - 18 Rojas J et al. (2012) Improved systemic antitumor therapy with oncolytic adenoviruses by replacing the fiber shaft HSG - binding d omain with RGD. Gene Ther 19:453 – 457 Rojas J et al. (2010) Minimal RB - responsive E1A promoter modification to attain potency, selectivity, and transgene - arming capac ity in oncolytic adenoviruses. 2010) Mol Ther 18:1960 – 1971 Rojas L et al. (2016) Albumin - binding adenoviruses circumvent pre - existing neutralizing antibodies upon systemic delivery. J Con trol Rel 237:78 – 88 THERIVA ONCOLYTIC VIRUSES KEY PUBLICATIONS

PANCREATIC CANCER REFERENCES

DESCRIPTION, CLASSIFICATION, STAGING, STROMA

Balachandran VP et al. (2019) Broadening the impact of immunotherapy to pancreatic cancer: challenges and opportunities. Gastroenterology 156:2056-72

Christenson ES et al. (2020) Current and emerging therapies for patients with advanced pancreatic ductal adenocarcinoma: a bright future. Lancet Oncol 21:e135-e145

Orth M et al. (2019) Pancreatic ductal adenocarcinoma: biological hallmarks, current status, and future perspectives of combined modality treatment approaches. Radiation Oncol 14:141

Placencio-Hickok VR et al. (2022) Hyaluronan heterogeneity in pancreatic ductal adenocarcinoma: primary tumors compared to sites of metastasis. Pancreatology 22:92-97

Sarantis P et al. (2020) Pancreatic ductal adenocarcinoma: treatment hurdles, tumor microenvironment and immunotherapy. World J Gastrointest Oncol 12:173-181

Tahkola K et al. (2021) Stromal hyaluronan accumulation is associated with low immune response and poor prognosis in pancreatic cancer. Sci Rep 11:12216

Yu J et al. (2015) Time to progression of pancreatic ductal adenocarcinoma from low-to-high tumour stages. Gut 64:1783-9

INCIDENCE

Bengtsson A et al. (2020) The actual 5-year survivors of pancreatic ductal adenocarcinoma based on real-world data. Sci Rep 10:16425.

Carioli G et al. (2021) European cancer mortality predictions for the year 2021 with focus on pancreatic and female lung cancer. Ann Oncol 32:478.

da Costa WL et al. (2020) Trends in the incidence of pancreatic adenocarcinoma in all 50 United States examined through an age-period-cohort analysis. JNCI Cancer Spectrum 4:pkaa033

GLOBOCAN International 2020 survey of persons 0-74 years. https://gco.iarc.fr/today/data/factsheets/cancers/13-Pancreas-fact-sheet.pdf

Michael N et al. (2019) Timing of palliative care referral and aggressive cancer care toward the end-of-life in pancreatic cancer: a retrospective, single-center observational study. BMC Palliat Care **18**:13.

Sung H et al. (2021) Global Cancer Statistics 2020: GLOBOCAN Estimates of Incidence and Mortality Worldwide for 36 Cancers in 185 Countries. CA Cancer J Clin 71:209–249

Ushio J et al. (2021) Pancreatic ductal adenocarcinoma: epidemiology and risk factors. Diagnostics 11:562

TREATMENT

Dotan E et al. (2025) Effect of baseline geriatric and quality of life assessments on treatment outcomes in ECOG-ACRIN EA2186 (GIANT): A randomized phase II study of gemcitabine and nab-paclitaxel compared with 5-fluorouracil, leucovorin, and liposomal irinotecan in older patients with treatment-naïve metastatic pancreatic cancer. J Clin Oncol 43S:676

Conroy T et al. (2011) FOLFIRINOX versus Gemcitabine for Metastatic Pancreatic Cancer. N Engl J Med 364:1817-25.

Elsayed M et al. (2021) The latest advancement in pancreatic ductal adenocarcinoma therapy: a review article for the latest guidelines and novel therapies. Biomedicines 9:389

Tempero MA et al. (2021) NCCN Clinical Practice Guidelines in Oncology. Pancreatic Adenocarcinoma, V2.2021. J Natl Compr Canc Netw 19:439-457

Toesca DAS et al. (2018) Management of borderline resectable pancreatic cancer. Int J Radiation Oncol Biol Phys 100:1155-74

Vogel A et al. (2016) Efficacy and safety profile of nab-paclitaxel plus gemcitabine in patients with metastatic pancreatic cancer treated to disease progression: a subanalysis from a phase 3 trial (MPACT). BMC Cancer16:817

Von Hoff DD et al. (2013) Increased survival in pancreatic cancer with nab-paclitaxel plus gemcitabine. N Engl J Med 369:1691-703

Wainberg ZA et al. (2023) NALIRIFOX versus nab-paclitaxel and gemcitabine in treatment-naive patients with metastatic pancreatic ductal adenocarcinoma (NAPOLI 3): a randomised, open-label, phase 3 trial. Lancet 402:1272

Theriva BIOLOGICS

32